Exhibit 23.1

 Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333-190228 and 333-194928) of our report dated June 26, 2020, with respect to the financial statements and supplemental schedule of the South State Bank 401(k) Retirement Savings Plan included in this Annual Report on Form 11-K for the fiscal year ended December 31, 2019.

/s/ Dixon Hughes Goodman LLP

Asheville, North Carolina

June 26, 2020